UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2026

Antares Strategic Credit Fund II LLC

(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01874	33-5000335
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

320 South Canal Street, Suite 4200
Chicago, Illinois		60606
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 312 638-4000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On July 28, 2026, Antares Strategic Credit Fund II LLC (the “Company”) declared a regular and special distribution for its common shares (the “Common Shares”) in the amounts per share set forth below:

	Gross Distribution - Regular	Shareholder Servicing and/or Distribution Fee	Net Distribution - Regular	Special Distribution	Net Distribution - Total
Common Shares	$0.1915	$0.0179	$0.1736	$0.0105	$0.1841

These amounts are payable to shareholders of record as of July 28, 2026, and will be paid on or about August 31, 2026. These distributions will be paid in cash or reinvested in additional Common Shares for shareholders participating in the Company’s distribution reinvestment plan.

Item 8.01 Other Events.

The Company is offering its Common Shares on a continuous basis via a private placement. The Common Shares are offered and sold (i) in the United States under the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended (“Securities Act”), and Rule 506 of Regulation D promulgated thereunder and other exemptions of similar import in the laws of the states and jurisdictions where the offering will be made, and (ii) outside of the United States in accordance with Regulation S of the Securities Act (the “Private Offering”).

On July 1, 2026, the Company received approximately $1.1 million of subscriptions for its Common Shares from unaffiliated investors. The Company intends to continue selling Common Shares in the Private Offering on a monthly basis at an offering price generally equal to the net asset value (“NAV”) per share.

NAV and Portfolio Update

The NAV per share for the Common Shares of the Company, as of June 30, 2026, as determined in accordance with the Company’s valuation policy, is $24.78.

As of June 30, 2026, the Company’s aggregate NAV was approximately $82.1 million, with loan commitments of approximately $199.6 million. Additionally, the Company had principal debt outstanding of approximately $84.3 million, resulting in a debt-to-equity (NAV) ratio of approximately 1.03 times, and a net leverage ratio of approximately 0.98 times. Net leverage ratio is calculated as debt outstanding less cash, foreign currencies, and short-term investments divided by NAV.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ANTARES STRATEGIC CREDIT FUND II LLC

Date:	July 30, 2026	By:	/s/ Thomas Sweeney
Name: Thomas Sweeney Title: Chief Financial Officer